Exhibit 99.1

Unity Bancorp, Inc.
64 Old Highway 22
Clinton, NJ 08809
800 618-BANK
www.unitybank.com

NewsNewsNewsNewsNews

For Immediate Release:

November 3, 2004

News Media & Financial Analyst Contact:

Alan J. Bedner, EVP

Chief Financial Officer

(908) 713-4308

Unity Bank Tells Success Story at Investor Conference

Clinton, NJ - Unity Bancorp, Inc (NASDAQ: UNTY), parent company of Unity Bank, reports that on November 4, 2004, James A. Hughes, Unity’s President and Chief Executive Officer is presenting the Unity Bank success story to institutional investors at the Super-Community Bank Conference held at the Wyndham Philadelphia at Franklin Plaza in Philadelphia, Pennsylvania.

The conference will be web-cast, and is available on www.unitybank.com.  Mr. Hughes will discuss Unity’s history from its 1991 inception to its earnings achieved for the quarter ended September 30, 2004.  Mr. Hughes will discuss the strategic direction of Unity Bancorp.  In addition, Mr. Hughes will highlight the management team, Unity’s loan and deposit growth, improved margins and continued trend of improved operating results.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with $494 million in assets and $424 million in deposits.  Unity Bank provides financial services to retail, corporate & small business customers through its’ 13 retail service centers located in Hunterdon, Middlesex, Somerset and Union counties in New Jersey. For additional information about Unity visit our website at www.unitybank.com or call 800 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals. These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, and results of regulatory exams, among other factors.